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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated July 28, 1998 of Bright Horizons Family Solutions, Inc. of our report on the financial statements of Bright Horizons, Inc. for the year ended June 30, 1996, dated August 1, 1996, except for the stock split which is as of October 8, 1997, and the adoption of SFAS 128 which is as of May 14, 1998, appearing in this Form 10-K.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
March 30, 1999